Exhibit 99.1

GoodRx Releases Second Quarter 2021 Financial Results

SANTA MONICA, Calif. August 12, 2021 – GoodRx Holdings, Inc. (Nasdaq: GDRX), America’s leading resource for healthcare savings, has released its second quarter 2021 financial results and posted a letter to shareholders on the Overview page of its investor relations website at https://investors.goodrx.com.

GoodRx management will host a conference call and webcast today at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss the results and the Company’s business outlook. Today’s conference call and webcast will be extended to feature a presentation on pharma manufacturer solutions.

Second Quarter 2021 Results Conference Call

Date:	Thursday, August 12, 2021

Time:	5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time

Webcast:	https://investors.goodrx.com (live and replay)

Dial-in number:	(833) 614-1447

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

About GoodRx

GoodRx helps Americans get the healthcare they need at a price they can afford. As America’s leading resource for healthcare savings, GoodRx connects consumers with affordable and convenient prescriptions and medical care, including telehealth, mail order prescriptions, doctor visits, and lab tests. We have helped Americans save over $30 billion since 2011 and we are one of the most downloaded medical apps over the past decade.

Investor Contact

GoodRx

Whitney Notaro

wnotaro@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com